SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Intevac, Inc.

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

Marc T. Giles

Joseph V. Lash

J. Daniel Plants

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS supports voce CAPITAL’s call for change at intevac

Recommends Shareholders Elect Voce Nominees Marc C. Giles and J. Daniel Plants

SAN FRANCISCO – May 1, 2014 – Voce Capital Management LLC (“Voce”) announced today that Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has recommended shareholders elect Voce nominees Marc C. Giles and J. Daniel Plants at the annual shareholder meeting of Intevac, Inc. (“Intevac” or the “Company”) (Nasdaq:IVAC) on May 14, 2014.

In its report, ISS stated that in spite of recent reactive initiatives by Intevac, “Intevac’s long history of poor capital allocation…suggests further change is needed” and that Intevac’s performance “begs the question of how well the incumbents' experience and skills truly fit the company's needs.” ISS further expresses its view that shareholders would be best served by “nominees who have developed and presented that case for change rather than the board which has overseen this long underperformance.”

In recommending the election of Mr. Giles and Mr. Plants, ISS supported its recommendation with the following arguments for Voce’s nominees:

▪	“Giles has significant experience running a public company [that] like Intevac, was a micro conglomerate in need of cost discipline and strategic focus.”
▪	“Plants brings deep financial and capital markets acumen, which has resulted in 4 previous activist successes which generated significant shareholder return…[H]is experience evaluating and monetizing alternatives should prove valuable to the board.”

J. Daniel Plants, Voce’s Managing Partner, stated: “We are gratified to see that ISS shares our view that further changes are needed at Intevac and supports the election of two of our nominees to the Board. Of course, we continue to believe that our third nominee, Joseph V. Lash, would bring additional experience and skills to the Board and encourage shareholders to vote for all three of our nominees.”

ISS specifically recommended that shareholders vote on the GOLD proxy card and that they not vote on the management card. Voce continues to urge shareholders to support all three of its highly-qualified, independent nominees by voting the GOLD proxy card.

The Pyramid | 600 Montgomery Street San Francisco, CA 94111 (415) 489-2600 tel (415) 489-2610 fax www.vocecapital.com

About Voce Capital Management

Voce Capital Management LLC is an employee-owned investment manager and the advisor to Voce Catalyst Partners LP, a private investment partnership.

CONTACT INFORMATION:	J. Daniel Plants, Managing Partner
Voce Capital Management
(415) 489-2601

David Drake, President
Georgeson, Inc.
(212) 440-9861

On April 10, 2014, the Participants filed a Definitive Proxy Statement with the Securities and Exchange Commission. SECURITY HOLDERS ARE ADVISED TO READ THE definitive PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY Voce Capital management llc AND their AFFILIATES FROM THE STOCKHOLDERS OF intevac, INC. for use at its annual meeting BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. the DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY is available TO STOCKHOLDERS OF intevac, INC. from the participants AT NO CHARGE at https://www.proxy-direct.com/vcm-25585 and by request, and is also available at no charge AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT april 14, 2014.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD, NEED ADDITIONAL COPIES OF VOCE’S PROXY MATERIALS, OR OTHERWISE REQUIRE ASSISTANCE, PLEASE CONTACT:

480 Washington Blvd, 26th Floor Jersey City, NJ 07310 (Toll Free) (800) 314-4549

Voce’s Proxy Statement and GOLD Proxy Card are Available at:

https://www.proxy-direct.com/vcm-25585

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